Invitae Reports $116.3 Million in Revenue Driven by 287,000 in Billable Volume in Second Quarter of 2021

— Increased quarterly revenue by 152% year-over-year —
—Increases guidance of revenue between $475-$500 million in 2021 —
— Hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific —

SAN FRANCISCO, August 3, 2021 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced preliminary financial and operating results for the second quarter ended June 30, 2021 and increases 2021 guide to revenue between $475-$500 million for the year.

“Having now served more than 2 million patients, a major milestone for the quarter, we are seeing a clear and steady rise in the rate of adoption of genetics for personalized medicine, and we are sitting at the forefront of making the vision of genetics in mainstream medicine a reality,” said Sean George, co-founder and chief executive officer of Invitae. “Years of investment in that reality have delivered yet another strong quarter of growth, and with increased confidence in continuing momentum we are increasing our revenue guidance for the year.”
Second Quarter 2021 Financial Results
•Generated revenue of $116.3 million in the quarter, a 152% increase compared to $46.2 million in the same period in 2020
•Reported billable volume of 287,000 in the quarter, a 154% increase compared to 113,000 in the same period in 2020
•Reported preliminary average cost per billable unit of $317 in the quarter compared to $380 average cost per billable unit in the same period in 2020. Non-GAAP average cost per unit was $261 in the quarter
•Achieved preliminary gross profit for the second quarter of 2021 of $25.2 million, compared to $3.2 million in the same period in 2020. Non-GAAP gross profit was $41.2 million in the second quarter

Preliminary total operating expense, which excludes cost of revenue, for the second quarter of 2021 was $159.3 million compared to $145.3 million in the same period in 2020. Non-GAAP operating expenses, which excludes cost of revenue, for the quarter was $198.2 million.

Preliminary net loss for the second quarter of 2021 was $129.0 million, or a $0.64 net loss per share, compared to a net loss of $166.4 million, or a $1.29 net loss per share, in the second quarter of 2020. Non-GAAP net loss for the quarter was $170.8 million, or a $0.85 non-GAAP net loss per share.

Cost of revenue, operating expense and net loss and other results as indicated are preliminary and subject to change as we finalize acquisition-related adjustments related to the likelihood of achieving a milestone related to the ArcherDX acquisition which closed in October 2020. These non-cash adjustments are expected to be significant and would be expected to increase the gain and reduce the liability reported in the preliminary financial information contained herein. Any adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

At June 30, 2021, cash, cash equivalents, restricted cash and marketable securities totaled $1.54 billion as compared with $681.9 million as of March 31, 2021. Net increase in cash, cash equivalents and restricted cash for the quarter was $913.5 million. Cash burn was $256.8 million for the quarter. Cash burn for the quarter would have been $136.7 million excluding the cash paid for acquisitions, primarily related to the cash paid to acquire Genosity.

In April, the company announced that a small group of investors, led by SB Management, a subsidiary of Softbank Group Corp., made an investment of $1.2 billion in convertible senior notes to support the company’s future growth initiatives.

Corporate and Scientific Highlights
•Acquired digital health AI company Medneon to add their risk assessment tools to Invitae’s education and clinical support offerings to further support cancer patients by making it easier for clinicians to determine who should get testing and how to use genetic information to individualize treatment.

•Launched collaborative partnership with the ECOG-ACRIN Cancer Research Group providing genetic testing for the NCI-sponsored, Phase II APOLLO trial (led by Dr. Kim Reiss-Binder, University of Pennsylvania), investigating the effectiveness of PARP inhibitor Olaparib in treating pancreatic cancer patients with mutations in BRCA1, BRCA2 or PALB2 (NCT04858334).

•Partnered with Children’s National Hospital to expand the knowledge of Mendelian disorders (conditions that run in families) by identifying novel causes of rare inherited diseases, investigating the mechanisms underlying undiagnosed conditions, and enhancing data sharing across the genomics research community.

•Opened early access to its new Personalized Cancer Monitoring (PCM™) platform as a laboratory-developed test performed at an Invitae central laboratory.

•Presented multiple studies in multiple cancer types at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting showing all cancer patients can benefit from germline genetic testing to guide their care, including:
◦Data from 250 pancreatic cancer patients from the landmark INTERCEPT study conducted at the Mayo Clinic showed that nearly one in six patients with pancreatic cancer showed cancer-linked genetic changes and, importantly, receiving germline testing was associated with improved survival.
◦The nationwide PROCLAIM study applied a universal genetic testing approach in 615 prostate cancer patients to assess the efficacy of current testing criteria and found, consistent with INTERCEPT, that current testing criteria deprive patients and clinicians of actionable information, particularly among underrepresented populations, showing a significant number of cancer treatment-linked variants were missed if testing was restricted to current NCCN guidelines.
◦A third study showed simply changing medical policy is not enough to drive changes in clinician adoption. In a review of two independent datasets, including commercially insured and Medicare Advantage enrollees, only 3% of the 55,595 colorectal cancer patients received germline genetic testing, despite medical policy recommending germline genetic testing for all colorectal cancer patients (consistent with the INTERCEPT colorectal cancer study). Of the patients who received testing, 18% had a cancer-linked variant and two thirds, or 67%, of those patients were potentially eligible for precision therapy and/or clinical trials.

•Signed 43 biopharma partnership deals in the quarter, including the introduction of a new sponsored testing program to provide no-charge genetic testing to individuals at risk for or suspected of having the most common adult neurodegenerative conditions, including Parkinson’s disease, amyotrophic lateral sclerosis and early-onset Alzheimer’s disease, in the United States, Canada, Australia and Brazil.

Inducement Grants
Invitae today announced that it is granting restricted stock units ("RSUs") to new employees who joined Invitae in connection with its recent acquisition of Medneon LLC. The RSUs are being granted under Invitae's 2015 Stock Incentive Plan, which was amended and restated to increase a pool of shares of Invitae common stock thereunder which is used exclusively for the grant of inducement awards in compliance with New York Stock Exchange Rule 303A.08 ("Rule 303A.08"). The RSUs were approved by the Invitae Board of Directors and are made as an inducement material to each employee entering into employment with Invitae in reliance on the employment inducement exemption under Rule 303A.08. The RSUs cover a total of 114,000 shares of Invitae common stock and will vest in tranches of 25% upon each of the date of grant and the first, second and third anniversaries of such date, subject to acceleration in the event of a termination without cause by Invitae or a termination with good reason by a recipient. A total of 12 recipients will receive these RSUs and the founders of Medneon, Kamal Gogineni and Rakesh Patel, will receive RSUs with respect to 15,000 shares of Invitae common stock each.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. To access the conference call and webcast, please register at the link below:

http://www.directeventreg.com/registration/event/2732845

Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email.

The live webcast of the call and slide deck, may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company's preliminary financial results, including preliminary average cost per billable test, gross profit, total operating expense, net loss and net loss per share, and the line items denoted as preliminary on the attached financial statements; the company’s revenue guidance for 2021; the company’s belief regarding the rise in the rate of adoption of genetics in personalized medicine and that the company is at the forefront of bringing genetics into mainstream medicine; the momentum in its business and the drivers of that momentum; the significance of the company's recent studies and collaborations; and the impact and benefits of the company's acquisitions, partnerships and product offerings. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the completion of the quarterly closing process, including finalization of milestone-related adjustments and the nature and magnitude thereof; the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company's ability to continue to grow its business, including internationally; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the ability of the company to obtain regulatory approval for its tests; the applicability of clinical results to actual outcomes; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP financial measures
To supplement Invitae's consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with the company's acquisitions, (4) adjustments to the fair value of acquisition-related assets and/or liabilities, including contingent consideration and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities, (2) cash received from equity financings and (3) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.
In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below. As noted elsewhere, certain GAAP results are preliminary and subject to change.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,107,745	$124,794
Marketable securities	422,473	229,186
Accounts receivable	55,714	47,722
Inventory	29,982	32,030
Prepaid expenses and other current assets	28,089	20,200
Total current assets	1,644,003	453,932
Property and equipment, net	82,760	66,102
Operating lease assets	120,844	45,109
Restricted cash	10,275	6,686
Intangible assets, net	1,057,389	981,845
Goodwill	2,060,889	1,863,623
Other assets	19,303	13,188
Total assets	$4,995,463	$3,430,485
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,243	$25,203
Accrued liabilities*	90,110	86,058
Operating lease obligations	11,930	8,789
Finance lease obligations	2,422	1,695
Total current liabilities	135,705	121,745
Operating lease obligations, net of current portion	122,840	48,357
Finance lease obligations, net of current portion	3,540	3,123
Debt	108,920	104,449
Convertible senior notes, net	1,460,873	283,724
Deferred tax liability	50,998	51,538
Other long-term liabilities*	690,403	841,256
Total liabilities*	2,573,279	1,454,192

Stockholders’ equity:
Common stock	20	19
Accumulated other comprehensive income	34	1
Additional paid-in capital*	4,004,436	3,337,120
Accumulated deficit*	(1,582,306)	(1,360,847)
Total stockholders’ equity*	2,422,184	1,976,293
Total liabilities and stockholders’ equity*	$4,995,463	$3,430,485

*Amounts are preliminary and subject to change as we finalize acquisition-related adjustments. These adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Test revenue	$111,496	$45,099	$210,772	$108,177
Other revenue	4,816	1,092	9,161	2,262
Total revenue	116,312	46,191	219,933	110,439
Cost of revenue*	91,161	42,952	166,652	83,374
Research and development*	116,893	74,963	197,251	130,631
Selling and marketing*	58,584	39,520	109,824	81,640
General and administrative*	55,370	26,006	127,887	49,828
Change in fair value of contingent consideration*	(71,547)	4,832	(135,168)	4,832
Loss from operations*	(134,149)	(142,082)	(246,513)	(239,866)
Other income (expense), net	2,024	(21,436)	6,489	(16,728)
Interest expense	(13,407)	(5,485)	(21,800)	(10,936)
Net loss before taxes*	(145,532)	(169,003)	(261,824)	(267,530)
Income tax benefit	(16,560)	(2,600)	(23,360)	(2,600)
Net loss*	$(128,972)	$(166,403)	$(238,464)	$(264,930)
Net loss per share, basic and diluted	$(0.64)	$(1.29)	$(1.21)	$(2.35)
Shares used in computing net loss per share, basic and diluted	201,066	129,023	197,553	112,765

*Amounts are preliminary and subject to change as we finalize acquisition-related adjustments. These adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss*	$(238,464)	$(264,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,262	14,500
Stock-based compensation*	137,293	81,124
Amortization of debt discount and issuance costs	6,492	7,337
Remeasurements of liabilities associated with business combinations*	(140,920)	26,749
Benefit from income taxes	(23,360)	(2,600)
Post-combination expense for acceleration of unvested equity	2,959	—
Other	5,273	(536)
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(6,953)	4,939
Inventory	2,048	(4,432)
Prepaid expenses and other current assets	(8,346)	1,383
Other assets	(2,666)	942
Accounts payable	3,780	9,185
Accrued expenses and other liabilities	8,256	3,585
Net cash used in operating activities	(219,346)	(122,754)
Cash flows from investing activities:
Purchases of marketable securities	(325,957)	(115,350)
Proceeds from sales of marketable securities	—	12,532
Proceeds from maturities of marketable securities	127,738	89,965
Acquisition of businesses, net of cash acquired	(134,006)	(57,576)
Purchases of property and equipment	(20,154)	(10,854)
Other	(1,880)	(1,334)
Net cash used in investing activities	(354,259)	(82,617)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	434,263	217,489
Proceeds from issuance of common stock	11,717	6,760
Proceeds from issuance of convertible senior notes, net	1,116,850	—
Other	(2,685)	(1,904)
Net cash provided by financing activities	1,560,145	222,345
Net increase in cash, cash equivalents and restricted cash	986,540	16,974
Cash, cash equivalents and restricted cash at beginning of period	131,480	157,572
Cash, cash equivalents and restricted cash at end of period	$1,118,020	$174,546

*Amounts are preliminary and subject to change as we finalize acquisition-related adjustments. These adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue*	$91,161	$42,952	$166,652	$83,374
Amortization of acquired intangible assets	(11,323)	(4,757)	(21,156)	(7,430)
Acquisition-related stock-based compensation*	(3,136)	—	(4,070)	—
Fair value adjustments to acquisition-related assets	(1,574)	—	(3,148)	—
Non-GAAP cost of revenue	$75,128	$38,195	$138,278	$75,944

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$116,312	$46,191	$219,933	$110,439
Cost of revenue*	91,161	42,952	166,652	83,374
Gross profit*	25,151	3,239	53,281	27,065
Amortization of acquired intangible assets	11,323	4,757	21,156	7,430
Acquisition-related stock-based compensation*	3,136	—	4,070	—
Fair value adjustments to acquisition-related assets	1,574	—	3,148	—
Non-GAAP gross profit	$41,184	$7,996	$81,655	$34,495

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development*	$116,893	$74,963	$197,251	$130,631
Amortization of acquired intangible assets	(530)	(117)	(1,060)	(233)
Acquisition-related stock-based compensation*	(19,010)	(33,383)	(29,483)	(52,182)
Acquisition-related post-combination expense	(1,000)	—	(1,060)	—
Non-GAAP research and development	$96,353	$41,463	$165,648	$78,216

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Selling and marketing*	$58,584	$39,520	$109,824	$81,640
Amortization of acquired intangible assets	(1,685)	(786)	(3,377)	(1,571)
Acquisition-related stock-based compensation*	(3,083)	—	(4,316)	—
Acquisition-related post-combination expense	—	—	(40)	—
Non-GAAP selling and marketing	$53,816	$38,734	$102,091	$80,069
*Amounts are preliminary and subject to change as we finalize acquisition-related adjustments. These adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

INVITAE CORPORATION
Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
General and administrative*	$55,370	$26,006	$127,887	$49,828
Amortization of acquired intangible assets	—	—	—	(10)
Acquisition-related stock-based compensation*	(7,344)	—	(38,317)	—
Acquisition-related post-combination expense	—	(500)	(3,742)	(500)
Non-GAAP general and administrative	$48,026	$25,506	$85,828	$49,318

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development*	$116,893	$74,963	$197,251	$130,631
Selling and marketing*	58,584	39,520	109,824	81,640
General and administrative*	55,370	26,006	127,887	49,828
Change in fair value of contingent consideration*	(71,547)	4,832	(135,168)	4,832
Operating expense*	159,300	145,321	299,794	266,931
Amortization of acquired intangible assets	(2,215)	(903)	(4,437)	(1,814)
Acquisition-related stock-based compensation*	(29,437)	(33,383)	(72,116)	(52,182)
Acquisition-related post-combination expense	(1,000)	(500)	(4,842)	(500)
Change in fair value of contingent consideration*	71,547	(4,832)	135,168	(4,832)
Non-GAAP operating expense	$198,195	$105,703	$353,567	$207,603

Reconciliation of Other Income (Expense), Net to Non-GAAP Other Income (Expense), Net
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Other income (expense), net	$2,024	$(21,436)	$6,489	$(16,728)
Fair value adjustments to acquisition-related liabilities	(2,374)	25,392	(5,752)	21,729
Non-GAAP other income (expense), net	$(350)	$3,956	$737	$5,001

*Amounts are preliminary and subject to change as we finalize acquisition-related adjustments. These adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

INVITAE CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss*	$(128,972)	$(166,403)	$(238,464)	$(264,930)
Amortization of acquired intangible assets	13,538	5,660	25,593	9,244
Acquisition-related stock-based compensation*	32,573	33,383	76,186	52,182
Acquisition-related post-combination expense	1,000	500	4,842	500
Fair value adjustments to acquisition-related assets and liabilities	(800)	—	(2,604)	—
Change in fair value of contingent consideration*	(71,547)	4,832	(135,168)	4,832
Acquisition-related income tax benefit	(16,560)	(2,600)	(23,360)	(2,600)
Non-GAAP net loss*	$(170,768)	$(124,628)	$(292,975)	$(200,772)

Net loss per share, basic and diluted*	$(0.64)	$(1.29)	$(1.21)	$(2.35)
Non-GAAP net loss per share, basic and diluted	$(0.85)	$(0.97)	$(1.48)	$(1.78)
Shares used in computing net loss per share, basic and diluted	201,066	129,023	197,553	112,765

*Amounts are preliminary and subject to change as we finalize acquisition-related adjustments. These adjustments will be incorporated in Invitae’s Form 10-Q to be filed with the SEC on or before August 9, 2021.

Reconciliation of Net Increase in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended March 31, 2021	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021

Net cash used in operating activities	$(89,520)	$(129,826)	$(219,346)
Net cash provided by (used in) investing activities	(273,558)	(80,701)	(354,259)
Net cash provided by financing activities	436,091	1,124,054	1,560,145
Net increase in cash, cash equivalents and restricted cash	73,013	913,527	986,540

Adjustments:
Net changes in investments	249,694	(52,975)	196,719
Proceeds from public offering of common stock, net of issuance costs	(434,263)	—	(434,263)
Proceeds from issuance of convertible senior notes, net	—	(1,116,850)	(1,116,850)
Proceeds from exercises of warrants	(790)	(452)	(1,242)
Cash burn	$(112,346)	$(256,750)	$(369,096)

• Cash burn for the three months ended June 30, 2021 includes $120.1 million of cash paid for acquisitions, primarily related to the cash paid to acquire Genosity.
• Cash burn for the three months ended March 31, 2021 includes $17.7 million of cash paid for acquisitions, primarily related to the cash paid to acquire One Codex.

INVITAE CORPORATION
Source: Invitae Corporation
Contact:
Laura D’Angelo
ir@invitae.com
(628) 213-3369
###